UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2005

Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12082	13-0853260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Harbor Boulevard Weehawken, New Jersey	07086

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 863-7300

1500 Harbor Boulevard, Weehawken, NJ 07086

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

     (a) On March 14, 2005 Hanover Direct, Inc. (the “Company”) completed the sale of the stock of Gump’s Corp. and Gump’s By Mail, Inc. to Gump’s Holdings, LLC (the “Purchaser”) for $8.5 million subject to post closing adjustments. As part of the closing, Keystone Internet Services, LLC, a wholly owned Company subsidiary, entered into a Direct Marketing Services Agreement with the Purchaser to provide a full range of merchandise fulfillment services for the Gump’s catalog and direct marketing businesses. The terms of both transactions did not vary from those previously reported by the Company in the Current Report on Form 8-K filed on February 16, 2005.

Section 5. Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) The Company appointed John Swatek as its Senior Vice President ,Chief Financial Officer and Treasurer on March 15, 2005. Mr. Swatek, who will join the Company at the beginning of April, will report directly to the Company’s Chief Executive Officer.

     Prior to joining the Company, Mr. Swatek was Vice President and Controller of Linens ‘n Things, Inc. Before joining Linens ‘n Things in 2001, Mr. Swatek held various positions with Micro Warehouse, Inc. including serving as its Senior Vice President, Finance from 2000 to 2001.

     Under the March 15, 2005 Employment Agreement between the Company and Mr. Swatek, Mr. Swatek will be paid an annual salary of $270,000 and will be granted options to acquire 50,000 shares of the Company’s common stock pursuant to its 2000 Management Stock Option Plan. One third of the options vested upon execution of the Employment Agreement and the balance will vest in two equal annual installments on the anniversary of the original grant date, subject to earlier vesting in the event of a change in control of the Company (as that term is defined in the Employment Agreement). Mr. Swatek will be entitled to participate in the Company’s discretionary bonus plan for executives. The Employment Agreement has a term expiring on May 6, 2006 and provides for reimbursement of up to $25,000 of foregone benefits as a result of his decision to join the Company.

     The Employment Agreement provides for a lump sum change in control payment equal to Mr. Swatek’s annual compensation if his employment is terminated during the term and a change in control occurs during that time. The Employment Agreement also provides for one year of severance payments if Mr. Swatek is terminated without cause or terminates his employment for good reason (as both terms are defined in the Employment Agreement) during the term and he is not otherwise entitled to change in control benefits. Mr. Swatek will also be entitled to one year of severance payments equal to his annual base salary if his agreement is not renewed at the end of the term.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement dated March 15, 2005 between John Swatek and Hanover Direct, Inc.

Exhibit 99.1 Press Release, dated March 18, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC. (Registrant)
March 18, 2005	By:	/s/ Wayne P. Garten
		Name:	Wayne P. Garten
		Title:	Chief Executive Officer and Acting Chief Financial Officer